UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and its wholly owned subsidiaries, unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2008, we entered into an Exchange Agreement (the “Agreement”) with Mainfield Enterprises, Inc. (“Mainfield”).

Mainfield previously held warrants it acquired in connection with our Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock financing completed in December 2003 (the “Mainfield Warrants”). The Mainfield Warrants were seven-year warrants to purchase a total of 1,106,344 shares of our common stock at an exercise price of $10 per share. The Mainfield Warrants contained a provision that, under certain circumstances, required us to issue Exchange Warrants (as defined in the Mainfield Warrants). Mainfield and we disagreed under what circumstances Arena was obligated under the Mainfield Warrants to issue Exchange Warrants. We entered into the Agreement to resolve this disagreement.

Pursuant to the Agreement, (a) we canceled the Mainfield Warrants, (b) in exchange for the cancellation of the Mainfield Warrants, we issued Mainfield a seven-year warrant to purchase 1,106,344 shares of our common stock at an exercise price of $7.71 per share (the “2008 Warrant”), and (c) Mainfield and we provided each other with a release of certain claims. The 2008 Warrant does not contain any right for us, or for the holder to require us, to call the warrant, nor does it provide the holder the right to receive any Exchange Warrants in the future.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of such document, which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, pursuant to the Agreement the Mainfield Warrants were cancelled on August 14, 2008. The Mainfield Warrants were seven-year warrants to purchase a total of 1,106,344 shares of our common stock at an exercise price of $10 per share. The Mainfield Warrants contained a provision that, under certain circumstances, required us to issue Exchange Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

On August 14, 2008, under the terms of the Agreement, we issued Mainfield a seven-year warrant to purchase 1,106,344 shares of our common stock at an exercise price of $7.71 per share. If not exercised earlier, the warrant expires on August 14, 2015. In consideration for this issuance, we received the consideration described under Item 1.01 above. For this issuance, we relied on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits.

10.1         Exchange Agreement, dated as of August 14, 2008, between Arena Pharmaceuticals, Inc. and Mainfield Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2008	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement, dated as of August 14, 2008, between Arena Pharmaceuticals, Inc. and Mainfield Enterprises, Inc.